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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Skillsvillage 1999 Stock Plan, of our report dated January 26, 2001 with respect to the consolidated financial statements of PeopleSoft, Inc. included in the Annual Report on Form 10-K/A for the year ended December 31, 2000.


                                                   /s/ Arthur Andersen LLP

San Jose, California
July 2, 2001